Exhibit 10.3

RETENTION BONUS AGREEMENT

This RETENTION BONUS AGREEMENT (“Agreement”) is made as of August 21, 2012 (the “Effective Date”), between Alphatec Spine, Inc. (together with its subsidiary, Alphatec Pacific, Inc., and any of their successors or assigns, the “Company”), and Mitsuo Asai (the “Executive”). The Company and the Executive are sometimes hereinafter referred to individually as a “Party” and together as “Parties.”

WHEREAS, Company and Executive are parties to a certain Employment Agreement (the “Employment Agreement”); and

WHEREAS, the Executive has business knowledge and expertise in the conduct of the Company’s business and the Company desires to assure itself of the continued services of the Executive so it will have the continued benefit of his/her ability, experience and services.

NOW THEREFORE, in consideration of the reciprocal obligations and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Retention Bonus.

(a) Subject to the provisions set forth in Section 1(c) and 1(d) below, the Company agrees to pay the Executive a retention bonus (the “Retention Bonus”) as set forth in Exhibit 1.

(b) Executive’s entitlement to a Retention Bonus pursuant to this Agreement is in addition to any compensation and/or benefits to which Executive is entitled pursuant to the Employment Agreement. Notwithstanding anything to the contrary in this Agreement, Executive’s employment with the Company remains subject to the terms and conditions of the Employment Agreement. Company and Executive agree that nothing in this Agreement shall amend, alter or otherwise modify any of the terms in the Employment Agreement. In the event of a conflict between this Agreement and the Employment Agreement, the terms of the Employment Agreement shall take precedence and control.

(c) If Executive’s employment with the Company is terminated prior to August 21, 2013: (i) by the Company for “Cause” (as defined below); or (ii) by the Executive for any reason (each a “Repayment Termination”), the Retention Bonus shall be considered unearned and not payable to the Executive. If the Company has already paid a portion of the Retention Bonus to Executive at the time of termination of employment and such termination is a Repayment Termination, Executive shall return the paid portion of the Retention Bonus to the Company within fifteen (15) days of the termination date. To the extent permitted by law, Executive hereby authorizes the Company to deduct from any amount due the Executive from the Company, including but not limited to Executive’s final paycheck and any severance or other benefit, any Retention Bonus amount subject to this repayment provision. If such deductions are insufficient to reimburse the Company for the full amount owed by Executive, Executive shall remain personally liable for the remaining balance. For purposes of this Agreement, “Cause” means any one of the following: (i) Executive being convicted of a felony; (ii) failure or refusal by Executive to follow policies or directives reasonably established by the Executive’s supervisor; (iii) a material breach of the Employment Agreement; (iv) any gross or willful misconduct, dishonesty, fraud or negligence; (v) a failure by the Executive to perform its duties to a reasonable level of expectations; or (vi) egregious conduct by Executive that brings Company or any of its subsidiaries or affiliates into public disgrace or disrepute.

(d) The initial payment of the Retention Bonus shall be paid within fifteen (15) days of this Agreement. The second payment of the Retention Bonus shall be conditioned on the Executive being employed by the Company on August 21, 2013.

2. Executive’s Representations. Executive hereby represents and warrants to the Company that (i) Executive has entered into this Agreement of Executive’s own free will for no consideration other than as referred to herein, (ii) the execution, delivery and performance of this Agreement by him/her do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he/she is bound, and (iii) upon the execution and delivery of this

Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that Executive has had the opportunity to consult with independent legal counsel regarding his/her rights and obligations under this Agreement and that Executive fully understands the terms and conditions contained herein.

3. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight courier service, sent by telecopy (with hard copy to follow by regular mail) or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

Notices to the Executive: At the address on file.

Notices to the Company:

Alphatec Spine, Inc.

Attn: SVP, Global Human Resources

5818 El Camino Real

Carlsbad, CA 92008

or such other address or to the attention of such other person as the recipient Party shall have specified by prior written notice to the sending Party. Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.

4. Choice of Law. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.

5. Mutual Waiver of Jury Trial. THE COMPANY AND EXECUTIVE EACH WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE COMPANY AND THE EXECUTIVE EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

6. Section 409A. To the extent any amounts payable hereunder are deferred compensation within the meaning of Section 409A, this Agreement is intended to comply with Section 409A and the terms of this Agreement shall be applied consistent with the requirements of Section 409A. To the extent that any provision of this Agreement is or will be in violation of Section 409A, the Company and Executive agree to amend this Agreement so that it complies with Section 409A. If any amounts payable under this Agreement would be subject to any penalty tax by reason of the application of Section 409A, the Company will use commercially reasonable efforts to take such reasonable steps as it may determine to be necessary or desirable, with Executive’s consent, to ensure that such amounts are not subject to such penalty tax. However, any such tax under Section 409A is ultimately the responsibility of the Executive. Executive is advised to seek tax advice and agrees to assume such personal tax liability as may be incurred under this Agreement. Each amount to be paid or benefit to be provided to Executive pursuant to this Agreement shall be construed as a separate identified payment for purposes of Section 409A.

7. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or course of dealing or failure or delay by any Party hereto in enforcing or exercising any of the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

8. Counterparts. This Agreement or any amendment hereto may be executed in counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement may be executed and delivered by facsimile or electronic transmission with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

9. Survival. Sections 2 through 9 shall survive and continue in full force in accordance with their terms notwithstanding the termination of Executive’s employment with the Company, or this Agreement.

[Signatures Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

ALHATEC SPINE, INC.

By:	/s/ Heather Rider
Heather Rider SVP, Global HR

EXECUTIVE

/s/ Mitsuo Asai

Exhibit 1

Retention Bonus

Initial Payment	Second Payment	Total Retention Bonus
$35,000	$65,000	$100,000

4